UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2017
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.
The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.
On September 26, 2017, EMCORE Corporation (the “Company”) entered into an amendment (the “Amendment”) to its Tax Benefits Preservation Plan, dated as of September 17, 2014 (the “Original Plan”, and together with the Amendment, the “Plan”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, to extend the final expiration date of the rights contained therein (the “Rights”) from October 3, 2017 to October 3, 2018 (subject to earlier expiration as described in the Plan). The Company expects to submit the extension of the Plan to shareholders for approval at the Company’s 2018 annual meeting of shareholders.
The Company maintains the Plan in order to protect the Company’s ability to carry forward its net operating losses and other tax assets (the “Tax Benefits”) to offset future income. The Company’s use of the Tax Benefits in the future could be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes. Generally, there is a change in ownership if, at any time, one or more “5-percent shareholders” (as defined under U.S. federal income tax laws) have aggregate increases in their ownership of the Company of more than 50 percentage points looking back over the prior three-year period. The Plan is designed to reduce the likelihood of a change in ownership by, among other things, discouraging any person or group from becoming a 5-percent shareholder and dissuading existing 5-percent shareholders from acquiring additional Company equity securities. There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.
As a result of the Amendment, the Rights will expire, unless earlier redeemed or exchanged by the Company or terminated, on the earliest to occur of: (i) 5:00 P.M., New York City time, on October 3, 2018, or such later date as may be established by the Company’s Board of Directors (the “Board”) prior to the expiration of the Rights, (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 of the Plan, (iii) the time at which the Rights may be exchanged as provided in Section 24 of the Plan, (iv) the close of business on the effective date of the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, if the Board determines that the Plan is no longer necessary or desirable for the preservation of the Tax Benefits, (v) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, or (vi) immediately following the final adjournment of the 2018 annual meeting of the shareholders of the Company if shareholder approval of the Plan has not been received prior to such time.
The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference. A copy of the Original Plan and a summary of its material terms were included with the Company’s Form 8-K filed with the Securities and Exchange Commission on September 18, 2014.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.1	Amendment No. 1 to Tax Benefits Preservation Plan, dated September 26, 2017, by and between EMCORE Corporation and American Stock Transfer & Trust Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: September 29, 2017	By: /s/ Jikun Kim Name: Jikun Kim Title: Chief Financial Officer